Exhibit 10.33

                      EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT (the "Agreement") is made this 2nd day of April, 2001, (the "Effective Date") but shall take effect as of the Effective Date, as defined below, by and between Digital Teleport, Inc., a Missouri corporation with its principal place of business at 8112 Maryland Avenue, Fourth Floor, St. Louis, MO 63105 (the "Company"), and Paul Pierron, an individual residing at 22 Picardy Hill Drive, Chesterfield, MO 63017 (the "Employee").

                            RECITALS

     The Company, a wholly-owned subsidiary of DTI Holdings, Inc. ("Holdings"), desires to employ the Employee, and the Employee desires to be employed by the Company. In consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

      1. TERM OF EMPLOYMENT. The Term (the "Initial Term") of this Agreement shall commence on the Effective Date and, subject to the further provisions of this Agreement, shall end on December 31, 2004, provided, however, this Agreement shall be automatically renewed for successive one (1) year periods ("Renewal Term") unless, at least ninety (90) days prior to the expiration of the Initial Term or any Renewal Term, either party gives written notice to the other party specifically electing to terminate this Agreement at the end of the Initial Term or any such Renewal Term.

     2. TITLE; CAPACITY. The Employee shall serve as President and Chief Executive Officer of the Company or in such other position as the Company's Board of Directors (the "Board") may determine from time to time. The Employee shall be subject to the supervision of, and shall have such authority as is delegated to him by, the Board. The Employee shall also be elected to the Board and to the board of directors of Holdings for the Employment Period.

           The Employee hereby accepts such employment and agrees to undertake the duties and responsibilities inherent in such position and such other duties and responsibilities as the Board or its designee shall from time to time reasonably assign to him. The Employee agrees to devote his entire business time, attention and energies to the business and interests of the Company (and its affiliates as required by the Company's investments and the Employee's positions therein) during the Employment Period. The Employee agrees to abide by the rules, regulations, instructions, personnel practices and policies of the Company and any changes therein which may be adopted from time to time. The Employee acknowledges receipt of copies of all such rules and policies committed to writing as of the date of this Agreement.

3.   COMPENSATION AND BENEFITS.

           a.    SALARY.   The Company shall pay the employee  an
annual  base  salary of Two Hundred Twenty Five Thousand  Dollars
($225,000.00) for the one-year period

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commencing on the Effective Date,  with  such  base  salary payable in  accordance  with  the Company's  usual  payment practices.
Such base salary shall be subject to adjustment thereafter as determined by the Board; provided, however, that such base salary shall not be decreased below Two Hundred Twenty Five Thousand Dollars ($225,000.00).

           b. FRINGE BENEFITS. The Employee shall be entitled to participate in all benefit programs that the Company establishes and makes available to its employees, if any, to the extent that Employee's position, tenure, salary, age, health and other qualifications make him eligible to participate. Notwithstanding the foregoing, Employee shall be entitled to three weeks of vacation in each calendar year of the Employment Period.

           c. REIMBURSEMENT OF EXPENSES. The Company shall reimburse the Employee for all reasonable travel, entertainment and other expenses incurred or paid by the Employee in connection with, or related to, the performance of his duties, responsibilities or services under this Agreement, upon presentation by the Employee of documentation, expense statements, vouchers and/or such other supporting information as the Company may request, PROVIDED, HOWEVER, that the amount available for such travel, entertainment and other expenses may be fixed in advance by the Board. Upon prior approval by the Board, the Company shall reimburse Employee, or directly pay for, dues and membership fees for industry organizations relevant to Employee's duties.

          d.   ANNUAL INCENTIVE COMPENSATION.  The Employee shall
be eligible for an annual bonus, based on the Company's achievement of annual revenue and EBITDA targets mutually agreed to by the Employee and the Board. The Employee shall be eligible for a bonus of one-quarter of his annual base salary on the complete achievement of each of the revenue and EBITDA targets. No bonus shall be payable with respect to a target unless at least 85% of such target is achieved; the bonus for a target shall be prorated for achieving at least 85% of such target. No additional bonus shall be payable to the Employee for exceeding a target, unless both targets are exceeded; in such case, Employee shall be eligible for an additional bonus equal to the increment of the average percentage (such increment shall not, however, exceed 100%) of both targets above 100%. For illustrative purposes, if the Company achieves 110% of the revenue target, and 130% of the EBITDA target, the Employee shall earn a bonus of 70% of base salary (25% of base salary for achieving the revenue target, 25% of base salary for achieving the EBITDA target, and 20% of base salary based on the average of the revenue and EBITDA targets above 100%). The annual bonus shall be determined as of the end of each calendar year in the Employment Period, and shall be due and payable as soon as practicable after the end of such calendar year.

          e. OPTIONS. Employee will receive a grant of options to purchase up to 1,000,000 shares of Holdings' common stock. Such options shall have the features set forth in EXHIBIT A hereto. The grant date shall be as soon as reasonably practicable after the Effective Date, not to exceed four (4) months.

           f.    TAXES.   All compensation shall  be  subject  to
customary withholding taxes and other employment and usage taxes as required with respect thereto.

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     4.   EMPLOYMENT TERMINATION.  The employment of the Employee
by the Company pursuant to this Agreement shall terminate upon the occurrence of any of the following:

           a. Expiration of the Employment Period in accordance with Section 1;

           b. At the election of the Company, for "Cause", immediately upon written notice by the Company to the Employee.
"Cause" for such termination shall include, but not limited to, the following:

                i. Dishonesty of the Employee with respect to the Company;

                ii.   Willful misfeasance or nonfeasance of  duty
intended  to  injure  or  having  the  effect  of  injuring   the
reputation, business or business relationships of the Company or its respective officers, directors or employees;

                iii. Upon a charge by a governmental entity against the Employee of any crime involving moral turpitude which is demonstrably and materially injurious to the Company or upon the filing of any civil action involving a charge of embezzlement, theft, fraud or other similar act which is demonstrably and materially injurious to the Company;

               iv. Willful or prolonged absence from work by the Employee (other than by reason of disability due to physical or mental illness) or failure, neglect or refusal by the Employee to perform his duties and responsibilities without the same being corrected upon ten (10) days prior written notice; or

                v. Breach by the Employee of any of the covenants contained in this Agreement.

                vi. Failure of the Employee to meet mutually agreed-upon targets and objectives reasonably within Employee's control.

           c. Immediately upon the death or disability of the Employee. As used in this Agreement, the term "disability" shall mean the inability of the employee, due to a physical or mental disability, for a period of 90 days, whether or not consecutive, during any 360 day period to perform the services contemplated under this Agreement. A determination of disability shall be made by a physician satisfactory to the Company.

           d. At the election of the Company or the Employee, with or without cause upon 90 days written notice by one party to the other.

     5.   EFFECT OF TERMINATION.

           a. TERMINATION FOR CAUSE OR AT ELECTION OF EMPLOYEE. In the event the Employee's employment is terminated for cause pursuant to Section 4.b. (excluding Section 4.b.vi.), or at the election of the Employee pursuant to Section 4.d., the Company shall pay to the Employee the compensation and benefits otherwise payable to him under Section 3 through the

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last day of his actual employment by the Company.  In the event the Employee's employment is terminated for cause pursuant to Section 4.b.vi., the Company shall pay to the Employee six months' of base salary, payable over a six month period in accordance with the Company's usual payment practices, and shall continue to keep in place all medical plans with respect to Employee for a six month period after termination with the same level of coverage, upon the same terms and otherwise to the same extent as such plans shall have been in effect immediately prior to the date of Employee's termination.

           b. TERMINATION FOR DEATH OR DISABILITY. If the Employee's employment is terminated by death or because of disability pursuant to Section 4(c), the Company shall pay to the estate of the Employee or to the Employee, as the case may be, the compensation which would otherwise be payable to the Employee up to the end of the month in which the termination of his employment because of death or disability occurs.

           c. TERMINATION AT ELECTION OF COMPANY. In the event the Employee's employment is terminated at the election of the
Company pursuant to Section 4(d), the Company shall pay to the Employee one year's base salary, payable over a one-year period in accordance with the Company's usual payment practices. Further, the Company shall continue to keep in place all medical plans with respect to Employee for a one year period after termination with the same level of coverage, upon materially the same terms and otherwise to the same material extent as such plans shall have been in effect immediately prior to the date of Employee's termination.

            d. EFFECT OF TERMINATION ON ANNUAL INCENTIVE COMPENSATION. In the event the Employee's employment is terminated pursuant to Section 4.d. by either the Company or the Employee, before the end of a calendar year, the Employee shall be entitled to a prorated portion of the annual incentive compensation provided by Section 3.d., based upon actual results achieved and the portion of the year in which Employee was employed by the Company.

           c.    SURVIVAL.  The provisions of Sections  6  and  7
shall survive the termination of this Agreement.

     6.   NON-COMPETE.

           a. Employee covenants and agrees that Employee shall not, directly or indirectly, as a principal, employee, partner, consultant, agent of otherwise, compete or assist in competitive activity with the Company, within the areas in which the Company then operates, during the Employment Period and for a period of twelve (12) consecutive months immediately following the Employment Period (the period of time during with Employee is restricted from such competition pursuant to the foregoing provisions is hereinafter referred to as the "Restricted Period") without the express prior written consent of the Company; provided, however, that the running of the Restricted Period shall be tolled during any period of time in which Employee violates the provisions herein. Without limiting the generality of what might constitute competitive activity, Employee acknowledges and agrees that any fiber-optic competitive access provider, competitive or incumbent local exchange carrier or inter-exchange carrier shall constitute competitive activity.

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

           b. During the Restricted Period, Employee shall not directly or indirectly, alone or in concert with others, solicit or accept the business of any customer (or any person or entity whom the Company or any of its employees or agents has solicited as a prospective customer) ("Customer") (nor provide any services or any Customer) which was a Customer of the Company at any time during the course of Employee's employment by the Company.

           c. During the Restricted Period, Employee shall not, directly or indirectly, alone or in concert with others, solicit or encourage any employee of the Company, or an employee of any person or entity with which the Company has an agreement through which the Company and the person or entity are to act in concert with respect to the business of the Company (a "Consultant"), to leave their respective employment or hire any employee of the Company or any person who was an employee of the Company at any time within the one (1) year period prior to the date first above written.

           d. During the Restricted Period, Employee shall not, directly or indirectly, alone or in concert with others, encourage any consultant which is then under contract with the company to cease to work for the Company or any Consultant.

           e. If any restriction set forth in this Section 6 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

           f. The restrictions contained in this Section 6 are necessary for the protection of the business and goodwill of the Company and are considered by the Employee to be reasonable for such purpose. The Employee agrees that any breach of this
Section 6 will cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, in addition to such other remedies which may be available, the Company shall have the right to seek specific performance and injunctive relief. The prevailing party in a legal proceeding to remedy a breach under this Agreement shall be entitled to receive its reasonable attorney's fees, expert witness fees, and out-of-pocket costs incurred in connection with such proceeding, in addition to any other relief it may be granted.

     7.   PROPRIETARY INFORMATION AND DEVELOPMENTS

          a.   PROPRIETARY INFORMATION.

               i. Employee covenants and agrees that (A) during the Employment Period, except pursuant to appropriate safeguards on confidentiality and only in connection with the business of the Company, and (B) after the Employment Period, on any basis for any reason, Employee shall not use or disclose to anyone except authorized personnel of the Company, whether or not for his benefit or otherwise, any confidential matters (collectively, "Confidential Matters"), concerning the Company or its suppliers, consultants, agents or clients, whether former, current or potential (collectively, the "Clients"), including without limitation, all

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confidential  technical  information   of   the
Company, secrets, trade secrets, formulas, proprietary software, copyrights, Client lists, lists of employees, confidential evaluations, mailing lists, details of consultant contracts, pricing policies, sales data and reports, margins, operational methods and processes, marketing plans or strategies, business acquisition plans, new personnel acquisition plans, financial information and other confidential business affairs, learned by Employee concerning the Company, its Clients, or a third party, including without limitation, any subsidiaries, partners, affiliates, shareholders, employees, lenders, suppliers, consultants, agents or joint venture partners of the Company (collectively, "Affiliates").

                ii.   Employee further covenants and agrees  that
(A) all confidential memoranda, notes, sketches, lists (including, without limitation, mailing and customer lists), records, other confidential documents and computer diskettes (and all copies thereof) made or compiled by Employee or made available to him concerning the Company, its Clients and any Affiliates are the sole property of the Company, and (B) if such documents are in the possess or control of Employee, Employee shall deliver them, without retaining any copies thereof, to the Company promptly at the time of Employee's termination of employment or at any other time upon request by the Company.

          b.   DEVELOPMENTS.

               i. Employee will make full and prompt disclosure to the Company of all inventions, improvements, discoveries, methods, developments, software, and works of authorship, whether patentable or not, which are created, made, conceived or reduced to practice by the Employee or under his direction or jointly with others during his employment by the Company, whether or not during normal working hours or on the premises of the Company (all of which are collectively referred to in this Agreement as "Developments").

                ii. Employee agrees to assign and does hereby assign to the Company (or any person or entity designated by the Company) all his right, title and interest in and to all
Developments and all related patents, patent applications, copyrights and copyright applications. However, this Section 7.b.ii. shall not apply to Developments which do not relate to the present or planned business or research and development of the Company and which are made and conceived by the Employee not during normal working hours, not on the Company's premises and not using the Company's tools, devices, equipment or Proprietary Information.

                iii. Employee agrees to cooperate fully with the Company, both during and after his employment with the Company, with respect to the procurement, maintenance and enforcement of copyrights and patents (both in the United States and foreign countries) relating to Developments. Employee shall sign all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignment of proprietary rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interests in any Development.

          c. OTHER AGREEMENTS. Employee hereby represents that he is not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of his

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

employment with the Company or to  refrain  from
competing, directly or indirectly, with the business of such previous employer or any other party. Employee further represents that his performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by him in confidence or in trust prior to his employment with the Company. Employee further certifies that Employee will not disclose or use, during Employee's employment by the Company, any confidential information that Employee acquired as a result of any previous employment or under a contractual obligation of confidentiality before Employee's employment by the Company.

           d. COMPANY'S RIGHT TO NOTIFY SUBSEQUENT EMPLOYERS. The Company may do all permissible things, and take all permissible action, necessary or advisable, in the Company's discretion, to protect its rights under this Section 7, including without limitation notifying any subsequent employer of the Employee of the existence of (and furnishing to any such employer) the provisions of this Agreement. During the Restricted Period, Employee shall inform each new employer, prior to accepting employment, of the existence of this Agreement and provide that employer with a copy of it.

      8. RECOVERY OF COSTS AND FEES. The Employee agrees that if Employee breaches or threatens to breach this Agreement, Employee shall be liable for any attorneys' fees and costs incurred by the Company in enforcing its rights under this Agreement in the event that a court determines that Employee has breached this Agreement or if the Company obtains injunctive relief against the Employee.

      9. NOTICES. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the address shown above, or at such other address or addresses as either party shall designate to the other in accordance with this Section 9.

      10. PRONOUNS. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

      11.   ENTIRE  AGREEMENT.   This Agreement  constitutes  the
entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

      12. AMENDMENT. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Employee.

      13. GOVERNING LAW. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Missouri, without giving effect to that State's conflict of laws provisions.

      14. CHOICE OF VENUE. All actions or proceedings with respect to this Agreement shall

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be instituted only in any  state
or federal court sitting in St. Louis County, Missouri, and by execution and delivery of this Agreement, the parties irrevocably and unconditionally subject to the jurisdiction (both subject matter and personal) of each such court and irrevocably and unconditionally waive: (a) any objection that the parties might now or hereafter have to the venue of any of such court; and (b) any claim that any action or proceeding brought in any such court has been brought in an inconvenient forum.

      15. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which or into which the Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of the Employee are personal and shall not be assigned by him.

      16. WAIVER. No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

     17. CAPTIONS AND HEADINGS. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

      18.  SEVERABILITY.  In case any provision of this Agreement
shall  be  invalid,  illegal  or  otherwise  unenforceable,   the
validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

      19. COUNTERPARTS. This Agreement may be executed in a number of counterparts and all of such counterparts executed by the Company or the Employee, shall constitute one and the same agreement, and it shall not be necessary for all parties to execute the same counterpart hereof.

      20. FACSIMILE SIGNATURES. The parties hereby agree that, for purposes of the execution of this Agreement, facsimile signatures shall constitute original signatures.

      20. INCORPORATION BY REFERENCE. The preamble and recitals to this Agreement are hereby incorporated by reference and made a part hereof.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the day and year set forth above.


                                   DIGITAL TELEPORT, INC.

                                   ______________________________


                                   EMPLOYEE:

                                   /S/ PAUL PIERRON

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

                            EXHIBIT A

                          Stock Options


1.  The options shall be nonqualified stock options.

2.  The options shall have a strike price of $1.50 per share

3. One third of the options shall become exercisable after the end of each of the first, second and third years of the date hereof.

4. The exercisability of options shall accelerate upon a change of control.

5. All unvested options shall terminate immediately upon the termination of employment.

6.  The options will have a term of seven years.

7. Except as specifically set out above, the grant of the options will be subject to the terms and conditions of the DTI
Holdings, Inc. stock option plan, initially adopted in 2001, as may be in effect from time to time.

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